Exhibit 12

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                       UNITED STATES CELLULAR CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES




                                                              Six Months
                                                                 Ended
                                                             June 30, 1998
                                                           ----------------
                                                        (Dollars in thousands)
EARNINGS
   Income from Continuing Operations before
     income taxes                                          $         271,260
      Add (Deduct):
        Minority Share of Cellular Losses                               (227)
        Earnings on Equity Method                                    (20,890)
        Distributions from Minority Subsidiaries                      11,468
                                                           -----------------
                                                           $         261,611
      Add fixed charges:
        Consolidated interest expense                                 17,855
        Deferred debt expense                                          2,033
        Interest Portion (1/3) of Consolidated
          Rent Expense                                                 2,862
                                                           -----------------
                                                           $         284,361
                                                           =================
FIXED CHARGES
   Consolidated interest expense                                      17,855
   Deferred debt expense                                               2,033
   Interest Portion (1/3) of Consolidated
      Rent Expense                                                     2,862
                                                           -----------------
                                                           $          22,750
                                                           =================

RATIO OF EARNINGS TO FIXED CHARGES                                     12.50
                                                           =================


   Tax-Effected Preferred Dividends                        $              --
   Fixed Charges                                                      22,750
                                                           -----------------
      Fixed Charges and Preferred Dividends                $          22,750

RATIO OF EARNINGS TO FIXED CHARGES
   AND PREFERRED DIVIDENDS                                             12.50
                                                           =================
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